ConAgra Foods

Q2 FY06 Question & Answer
December 22, 2005


1. What were some examples of major brands in the Retail Products segment posting sales growth for the quarter?

         ACT II
         Blue Bonnet
         Butterball
         Kid Cuisine
         Marie Callender's
         Reddi-wip
         Ro*Tel

     Retail sales for Chef Boyardee and Manwich were in line with last year's amounts.

2. What were some examples of major brands in the Retail Products segment posting sales declines for the quarter?

         Armour
         Banquet
         Cook's
         DAVID
         Eckrich
         Egg Beaters
         Healthy Choice
         Hebrew National
         Hunt's
         LaChoy
         Orville Redenbacher
         PAM
         Parkay
         Peter Pan
         Slim Jim
         Snack Pack
         Swiss Miss
         Van Camp's
         Wesson


3. What were unit volume changes for the quarter in the Retail Products and Foodservice Products segments?

     Retail Products volume  declined 5% in the current  quarter.  As a point of
     reference  for  the  year-over-year  comparison,   Retail  Products  volume
     increased 7% in the second quarter last fiscal year.

     Foodservice Products volume increased 2% in the current quarter.

4.   How  much  was  total   Depreciation  and  Amortization  (all  types)  from
     continuing operations for the quarter?

     Approximately $89 million (versus approximately $84 million in Q2 2005).

          $88 million of depreciation (versus $83 million in Q2 2005)
          $1 million of other amortization (versus $1 million in Q2 2005)

5.   How  much  was  total   Depreciation  and  Amortization  (all  types)  from
     continuing operations for the fiscal year-to-date?

     Approximately $177 million (versus $172 million through Q2 2005)

          $176 million of depreciation (versus $171 million through Q2 2005) $1 million of other amortization (versus $1 million through Q2 2005)

6. How much were Capital Expenditures from continuing operations for the quarter?

     Approximately $64 million (versus approximately $149 million in Q2 2005)

7. How much were Capital Expenditures from continuing operations for the fiscal year-to-date?

     Approximately $135 million (versus $254 million through Q2 2005)

8.   What was the net interest expense for the quarter?

     $62 million

9.   What was the net interest expense for the fiscal year-to-date?

     $130 million

10.  What was Corporate Expense for the quarter?

     Approximately $103 million (versus approximately $77 million in Q2 2005) which includes $19 million of expense related to the accelerated recognition of benefits in connection with the recent transition of certain key executives. The $103 million also includes increased professional fees, some of which relate to developing plans to reduce the company's effective tax rate in the future.

11.  What was Corporate Expense for the fiscal year-to-date?

     Approximately  $176 million (versus  approximately  $141 million through Q2
     2005)

12.  How much did the company pay in dividends during the quarter?

     $141 million

13.  How much did the company pay in dividends fiscal year-to-date?

     $282 million

14. What was the weighted average number of diluted shares outstanding for the quarter?

     521 million shares

15.  What was the approximate effective tax rate for the quarter (rounded)?

     39%, reflecting the non-deductibility of the $24 million asset impairment; without this charge the company's effect tax rate would have been approximately 36%.

16. What were the gross margins and operating margins for the quarter ($ amounts in millions, rounded)?

     Gross Margin = Gross Profit* divided by Net Sales
     Gross Margin = $807/$3,810 = 21.2%

     Operating Margin = Segment Operating Profit** divided by Net Sales Operating Margin = $451/$3,810 = 11.8%

     * Gross Profit = Net Sales - Costs of Goods Sold ($3,810 - $3,003 = $807)

     **See second-quarter segment operating results for a reconciliation of Operating Profit to Income from continuing operations before income taxes and equity method investment earnings (loss). Income from continuing operations before income taxes and equity method investment earnings
     (loss), divided by Net Sales = $286/$3,810 = 7.5%.

17. What was the trade working capital position at quarter end, excluding amounts for discontinued operations?

     Trade working capital is defined as the net position of Accounts Receivable plus Inventory less Current Operating Liabilities (Accounts Payable, Accrued Expenses, and Advances on Sales).

                                                  Q2 FY06           Q2 FY05
     Accounts Receivable                           $1,363            $1,500
     Inventory                                     $2,850            $2,906
     Less: Accounts Payable                        $1,013            $1,152
     Less: Accrued Expenses                        $1,538            $1,586
     Less: Advances on Sales                       $  215            $  132
                                                  -------           ----------
              Net Position                         $1,447            $1,536


18. What is included in the company's net debt at the end of the quarter (in millions)?

                                             Q2 FY06           Q2 FY05
     Total Debt*                              $4,368            $5,360
     Less: Cash On Hand                       $  687            $  353
                                             -------           --------
                           Total              $3,681            $5,007

     * Total debt = notes payable, short-term debt, long-term debt, and subordinated debt.

19.  What were the significant changes to debt during the quarter?

     At the end of the second quarter, interest-bearing debt was $4.4 billion, compared with $5.4 billion for the same period a year ago. As part of regularly scheduled debt repayment, the company repaid approximately $100 million of debt during the quarter. Included in the current portion of long-term debt is $400 million of 7.125% senior debt due October 2026 that was reclassified because of a put option that is exercisable by the holders of the debt from Aug. 1, 2006 to Sept. 1, 2006. Based on current market conditions, the company does not anticipate the holders to exercise the put option, and therefore expects to reclassify the $400 million debt back into senior long-term debt after Sept. 1, 2006 when the put option has expired. Consistent with its most recent 8-K filing, over the next few months the company plans to redeem approximately $500 million of 6% senior debt originally due September 2006. As of the end of the second quarter, the company had more than $680 million of cash and cash equivalents on hand.

20. What is the preliminary estimate of the effective tax rate for the second half of fiscal 2006 (rounded)?

     Approximately 36%.

21.  What are the projected Capital Expenditures for fiscal 2006?

     Approximately $400 million.

22.  What is the expected net interest expense for fiscal 2006?

     Approximately $300 million.

23. As reported in the earnings release and prior releases, what are the main items in the second-quarter fiscal 2006 diluted EPS that will affect comparability with second-quarter fiscal 2005 diluted EPS?

     Summary of major items included in diluted EPS       Second Quarter FY06
     of $0.31 for the second quarter of fiscal 2006       -------------------

     Impairment charges related to a joint venture              $0.05
     Expense related to accelerated recognition of benefits
     in connection with recent departure of key executives      $0.02

     Summary of major item included in diluted EPS of     Second Quarter FY05
     $0.46 for the second quarter of fiscal 2005          -------------------

     Loss from discontinued operations                          $0.01


24. What were the operating profit contributions for the commodity trading and merchandising operations in the second-half of fiscal 2005?

     ($ in millions)
     Fourth Quarter FY05             $49
     Third Quarter FY05              $51


25.  Have there been any reclassifications of historical amounts?

     Yes, certain reclassifications totaling $7 million were made between SG&A (specifically corporate expense) and income taxes for quarters two through four of fiscal 2005. Fiscal 2005 annual totals for these items have not changed. Net earnings were not affected by the reclassifications. The performances of the Retail Products, Foodservice Products, and Food
     Ingredients segments were not affected by the reclassifications. Reclassified amounts are as follows:

                              --------------------------------------------------
                                               FY 2005
                              Q1 FY05   Q2 FY05   Q3 FY05   Q4 FY05   Total
     General corporate
     expense                  $63.6     $ 77.1    $137.9    $123.6   $402.2
     Income tax expense       $81.0     $151.3    $158.6    $ 79.1   $470.0